UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K
                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934


 Date of Report (Date of earliest event reported): March 1, 2005


                           DCI USA, INC.
     (Exact name of registrant as specified in its charter)

          Delaware               000-31143                22-3742159
(State or other jurisdiction   (Commission              (IRS Employer
    of incorporation)           File Number)         Identification No.)

                        231 Norman Avenue
                    Brooklyn, New York 11222
            (Address of principal executive offices)


                          718-383-5255
      (Registrant's telephone number, including area code)


                            _________
  (Former name or former address, if changed since last report)

Section 1- Registrant's Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth under Item 2.03 (Creation of a Direct
Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant) is hereby incorporated by reference into this Item 1.01.

Section 2-Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an
Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported on the Current Report on Form 8-K filed by DCI USA, Inc. on February 14, 2005, Cornell Capital Partners, L.P. agreed to terminate our obligation to register the shares issuable to Cornell pursuant to the 8% Secured Convertible Debenture if we would register as a business development company. Pursuant to said agreement, upon us becoming a business development company, Cornell agreed to fund the company.

On March 1, 2005, we received from Cornell net proceeds of $220,000 in consideration of our issuance of an 8% Secured Convertible Debenture in the original principal amount of $250,000. The Debenture has a term of two years, accrues interest at 8% and is convertible into our common stock at a price per share equal to the lesser of (a) 123% of the daily volume weighted average price of our common stock on March 1, 2005 or
(b) 77% of the lowest daily volume weighted average price for the 5 days immediately prior to conversion. We have the right to redeem a portion or all of the outstanding Debenture at a price equal to 120% of the daily volume weighted average price of our common stock on March 2, 2005.

For all the terms and conditions of the Debenture, reference is hereby made to such agreement annexed hereto as Exhibit 10.42.
All statements made herein concerning the foregoing agreement are qualified by references to said exhibit.

Section 9-Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
  (a)  Financial Information.   Not applicable
  (b)  Pro forma financial information.   Not applicable
  (c)  Exhibits

Exhibit 10.42 Secured Debenture dated as of March 1, 2005 in the original principal amount of $250,000 issued by DCI USA, Inc. to
                  Cornell Capital Partners L.P.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        DCI USA, INC.
                                        (Registrant)

                                        By: /s/ _Adam Ofek
                                        Adam Ofek, President



Date:  March 4, 2005